Filed Pursuant to

Rule 424(b)(3)

File No. 333-179682

FUSE SCIENCE, INC.

SUPPLEMENT NO. 2

TO

PROSPECTUS DATED JULY 3, 2012

On September 20, 2012, the Board of Directors of Fuse Science, Inc. (the “Company”) further extended the expiration date of all of the Company’s presently outstanding Series B Warrants (which were originally issued in the February 2012 Financing) from September 21, 2012 to 5:00 P.M., Eastern Time on November 9, 2012. The exercise price of the Series B Warrants remains unchanged at $.11.

Dated: September 21, 2012

    Miami Lakes, Florida